SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-NASHUA CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       7/02/07           31,610-           10.5000
                       7/02/07            1,264-           11.5254
                       6/25/07            2,800-           10.5064
                       6/25/07           18,800-             *DO
                       6/07/07            1,800            10.3500
          GABELLI ADVISERS, INC.
                       6/07/07            1,800            10.3500
           GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                       7/02/07          101,500            10.5000
                       7/02/07          203,000-           10.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.